UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 6, 2010 (March 31, 2010)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado 80203
(Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sets forth a summary of the base salaries effective April 4, 2010, for the Chief Executive Officer of St. Mary Land & Exploration Company (the “Company”), the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s preliminary proxy statement for the 2010 annual meeting of stockholders filed with the Securities and Exchange Commission on April 2, 2010, which base salaries were approved by the Compensation Committee of the Board of Directors of the Company on March 31, 2010, and the Board of Directors of the Company on April 1, 2010.

Name and Principal Position	2010 Base Salary
Anthony J. Best President and Chief Executive Officer	550,000
A. Wade Pursell Executive Vice President and Chief Financial Officer	325,000
Javan D. Ottoson Executive Vice President and Chief Operating Officer	366,000
Milam Randolph Pharo Senior Vice President and General Counsel	250,000
Paul M. Veatch Senior Vice President and Regional Manager	250,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	April 6, 2010	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller